FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary W. Hanson
(602) 286-1530	(602) 286-1777

WESTERN REFINING ANNOUNCES SECOND QUARTER 2013 RESULTS

EL PASO, Texas - August 1, 2013 - Western Refining, Inc. (NYSE: WNR) today reported second quarter 2013 net income, excluding special items, of $126.8 million, or $1.25 per diluted share. This compares to second quarter 2012 net income, excluding special items, of $205.0 million, or $1.89 per diluted share. Including special items, the Company recorded second quarter 2013 net income of $149.3 million, or $1.46 per diluted share, as compared to net income of $238.5 million, or $2.19 per diluted share for the second quarter of 2012. Special items in the second quarter of 2013 were $35.0 million which consisted of a non-cash unrealized pre-tax hedging gain of $59.7 million offset by charges associated with the extinguishment of debt of $24.7 million. A reconciliation of reported earnings and description of special items can be found in the accompanying financial tables.
Adjusted EBITDA was $240.4 million for the second quarter which compares to an Adjusted EBITDA of $365.9 million for the second quarter of 2012. The quarter-on-quarter reduction in both net income and Adjusted EBITDA was primarily due to lower refining margins.
Jeff Stevens, Western's President and Chief Executive Officer, said, “Western realized another strong quarter as we delivered our fifth consecutive quarter of Adjusted EBITDA of more than $200 million. We began operating our Delaware Basin gathering system during the quarter giving us additional access to high quality, cost-advantaged crude oil for the El Paso refinery. Our crack spread hedges also contributed to the good quarter by partially offsetting the pressure on refining margins."
Stevens continued, "Our Board declared a third quarter dividend of $0.18 per share, a 50% increase from the second quarter dividend, and we continued to opportunistically repurchase shares of Western common stock as we remain committed to returning cash to our shareholders. From the inception of our share repurchase program, through July 26, 2013, we have purchased approximately 10.7 million shares at an average cost of $29.43 per share."
On July 25, 2013, Western filed a Form S-1 Registration Statement with the U.S. Securities and Exchange Commission to pursue the formation of a traditional master limited partnership (MLP). The registration statement has not been declared effective, and this press release is not an offer to sell nor a solicitation of an offer to buy any securities of the MLP. This process is ongoing and the Company will provide additional information as available.
Looking forward, Stevens said, "We continue to make significant progress towards our 2013 goals. Margins are good as they recover from the lows we experienced at the end of the second quarter. The market for RINs has become very volatile. As we have mentioned previously, our growing Wholesale and Retail businesses generate RINs which satisfy a significant portion of our renewable fuel obligations. Overall, we continue to invest in high return capital projects while maintaining our commitment to return cash to shareholders."

Conference Call Information
A conference call is scheduled for Thursday, August 1, 2013, at 11:00 a.m. EDT to discuss Western's financial results. A slide presentation will be available for reference during the conference call. The call, press release, and slide presentation can be accessed on the Investor Relations section on Western's website, www.wnr.com. The call can also be heard by dialing (866) 566-8590 or (702) 224-9819, passcode: 91648349. The audio replay will be available two hours after the end of the call through August 8, 2013, by dialing (800) 585-8367 or (404) 537-3406, passcode: 91648349.
Non-GAAP Financial Measures
In a number of places in the press release and related tables, we have excluded the impact of the non-cash unrealized net gains and losses from our commodity hedging activities for the periods ending June 30, 2013 and 2012, and the loss on extinguishment of debt for the periods ending June 30, 2013 and 2012. We believe it is useful for investors to understand our financial performance excluding these special items so that investors can see the operating trends underlying our business. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that we report in accordance with GAAP.
About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. Western operates refineries in El Paso, and Gallup, New Mexico. Western's asset portfolio also includes stand-alone refined products terminals in Albuquerque and Bloomfield, New Mexico, asphalt terminals in Albuquerque, El Paso, and Phoenix and Tucson, Arizona, retail service stations and convenience stores in Arizona, Colorado, New Mexico, and Texas, a fleet of crude oil and finished product truck transports, and wholesale petroleum products operations in Arizona, California, Colorado, Georgia, Maryland, Nevada, New Mexico, Texas, and Virginia. More information about the Company is available at www.wnr.com.
Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements covered by the safe harbor provisions of the PSLRA. The forward-looking statements contained herein include statements about: our commitment to return cash to shareholders; the formation, and potential initial public offering, of a master limited partnership; expectations for margins; the market for RINS; our investment in high return capital projects; our ability to continue to deliver value to our shareholders; and our progress towards 2013 goals. These statements are subject to the general risks inherent in the Company's business. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, Western's business and operations involve numerous risks and uncertainties, many of which are beyond Western's control, which could result in Western's expectations not being realized, or otherwise materially affect Western's financial condition, results of operations, and cash flows. Additional information relating to the uncertainties affecting Western's business is contained in the Company's filings with the Securities and Exchange Commission. The forward-looking statements are only as of the date made, and Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Consolidated Financial Data
The following tables set forth our unaudited summary historical financial and operating data for the periods indicated below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(Unaudited)
	(In thousands, except per share data)
Statements of Operations Data
Net sales (1)	$2,429,962	$2,469,348	$4,616,179	$4,808,560
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (1)	1,986,883	1,899,684	3,784,067	4,136,186
Direct operating expenses (exclusive of depreciation and amortization) (1)	113,861	116,792	235,721	232,373
Selling, general, and administrative expenses	29,450	27,316	56,002	53,097
Gain on disposal of assets, net	—	—	—	(1,891)
Maintenance turnaround expense	35	1,862	43,203	2,312
Depreciation and amortization	27,143	22,767	51,475	45,531
Total operating costs and expenses	2,157,372	2,068,421	4,170,468	4,467,608
Operating income	272,590	400,927	445,711	340,952
Other income (expense):
Interest income	235	202	386	395
Interest expense and other financing costs	(14,681)	(21,808)	(32,669)	(45,930)
Amortization of loan fees	(1,515)	(1,771)	(3,119)	(3,578)
Loss on extinguishment of debt	(24,719)	(7,654)	(46,766)	(7,654)
Other, net	101	(279)	298	1,283
Income before income taxes	232,011	369,617	363,841	285,468
Provision for income taxes	(82,752)	(131,113)	(130,863)	(100,468)
Net income	$149,259	$238,504	$232,978	$185,000
Basic earnings per share	$1.81	$2.63	$2.74	$2.04
Diluted earnings per share	1.46	2.19	2.26	1.75
Dividends declared per common share	$0.12	$—	$0.24	$0.08
Weighted average basic shares outstanding	82,390	90,024	84,546	89,684
Weighted average dilutive shares outstanding	104,729	110,535	106,942	110,163
Cash Flow Data
Net cash provided by (used in):
Operating activities	$294,957	$306,014	$259,324	$348,857
Investing activities	160,003	116,135	(101,420)	161,249
Financing activities	(330,990)	(297,047)	(239,536)	(334,838)
Other Data
Adjusted EBITDA (2)	$240,413	$365,897	$483,105	$548,880
Capital expenditures	36,229	37,159	101,854	59,397
Balance Sheet Data (at end of period)
Cash and cash equivalents			$372,335	$346,097
Working capital			360,059	685,819
Total assets			2,510,891	2,410,535
Total debt			550,832	491,798
Shareholders’ equity			904,373	1,005,125

(1)
Excludes $1,130.8 million, $2,139.9 million, $1,256.7 million, and $2,529.1 million of intercompany sales; $1,127.7 million, $2,134.7 million, $1,254.9 million, and $2,525.8 million of intercompany cost of products sold; and $3.1 million, $5.2 million, $1.8 million, and $3.3 million of intercompany direct operating expenses for the three and six months ended June 30, 2013 and 2012, respectively. Cost of products sold includes $18.3 million and $59.7 million in net realized and net non-cash unrealized gains, respectively, from hedging activities for the three months ended June 30, 2013 and $10.5 million in realized non-cash losses and $58.0 million in net realized and net non-cash unrealized gains, respectively, from hedging activities for the six months ended June 30, 2013. Cost of products sold includes $0.4 million and $59.6 million in net realized and net non-cash unrealized gains, respectively, and $35.4 million and $158.4 million in net realized and net unrealized non-cash losses, respectively, from hedging activities for the three and six months ended June 30, 2012, respectively.

(2)
Adjusted EBITDA represents earnings before interest expense and other financing costs, amortization of loan fees, provision for income taxes, depreciation, amortization, maintenance turnaround expense, and certain other non-cash income and expense items. However, Adjusted EBITDA is not a recognized measurement under United States generally accepted accounting principles ("GAAP"). Our management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. In addition, our management believes that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted EBITDA generally eliminates the effects of financings, income taxes, the accounting effects of significant turnaround activities (that many of our competitors capitalize and thereby exclude from their measures of EBITDA), and certain non-cash charges that are items that may vary for different companies for reasons unrelated to overall operating performance.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for significant turnaround activities, capital expenditures, or contractual commitments;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	Adjusted EBITDA, as we calculate it, may differ from the Adjusted EBITDA calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally. The following table reconciles net income to Adjusted EBITDA for the periods presented:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(Unaudited)
	(In thousands)
Net income	$149,259	$238,504	$232,978	$185,000
Interest expense and other financing costs	14,681	21,808	32,669	45,930
Provision for income taxes	82,752	131,113	130,863	100,468
Amortization of loan fees	1,515	1,771	3,119	3,578
Depreciation and amortization	27,143	22,767	51,475	45,531
Maintenance turnaround expense	35	1,862	43,203	2,312
Loss on extinguishment of debt	24,719	7,654	46,766	7,654
Unrealized (gain) loss on commodity hedging transactions	(59,691)	(59,582)	(57,968)	158,407
Adjusted EBITDA	$240,413	$365,897	$483,105	$548,880

Refining Segment

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(In thousands, except per barrel data)
Statement of Operations Data (Unaudited):
Net sales (including intersegment sales)	$2,001,482	$2,171,574	$3,777,568	$4,315,211
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (1)	1,622,728	1,674,490	3,064,880	3,768,035
Direct operating expenses (exclusive of depreciation and amortization)	73,338	76,579	155,213	151,688
Selling, general, and administrative expenses	7,358	6,546	14,112	13,056
Gain on disposal of assets, net	—	—	—	(1,382)
Maintenance turnaround expense	35	1,862	43,203	2,312
Depreciation and amortization	22,511	18,652	42,765	37,351
Total operating costs and expenses	1,725,970	1,778,129	3,320,173	3,971,060
Operating income	$275,512	$393,445	$457,395	$344,151
Key Operating Statistics
Total sales volume (bpd) (2)	184,248	191,704	172,506	188,998
Total refinery production (bpd)	158,650	155,487	139,787	149,164
Total refinery throughput (bpd) (3)	161,985	157,960	142,288	151,396
Per barrel of throughput:
Refinery gross margin (1) (4)	$25.69	$34.58	$27.67	$19.86
Refinery gross margin excluding hedging activities (1) (4)	20.40	32.02	25.83	26.98
Gross profit (1) (4)	24.17	33.28	26.01	18.50
Direct operating expenses (5)	4.98	5.33	6.03	5.51

The following tables set forth our summary refining throughput and production data for the periods and refineries presented:
All Refineries (El Paso and Gallup)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	83,885	80,085	75,794	77,450
Diesel and jet fuel	65,096	64,699	55,124	62,001
Residuum	5,869	6,491	4,981	5,409
Other	3,800	4,212	3,888	4,304
Total refinery production (bpd)	158,650	155,487	139,787	149,164
Refinery throughput (bpd):
Sweet crude oil	118,336	120,862	109,280	115,133
Sour crude oil	27,867	26,823	24,635	24,683
Other feedstocks and blendstocks	15,782	10,275	8,373	11,580
Total refinery throughput (bpd) (3)	161,985	157,960	142,288	151,396

El Paso Refinery

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	65,805	63,467	58,703	60,960
Diesel and jet fuel	58,263	57,137	48,162	54,871
Residuum	5,869	6,491	4,981	5,409
Other	3,021	3,259	3,127	3,383
Total refinery production (bpd)	132,958	130,354	114,973	124,623
Refinery throughput (bpd):
Sweet crude oil	93,992	97,862	85,577	92,846
Sour crude oil	27,867	26,823	24,635	24,683
Other feedstocks and blendstocks	13,777	7,472	6,683	8,747
Total refinery throughput (bpd) (3)	135,636	132,157	116,895	126,276
Total sales volume (bpd) (2)	148,271	156,792	138,437	155,837
Per barrel of throughput:
Refinery gross margin (1) (4)	$19.46	$31.91	$25.76	$26.85
Direct operating expenses (5)	3.30	3.91	4.47	4.23

Gallup Refinery

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	18,080	16,618	17,091	16,490
Diesel and jet fuel	6,833	7,562	6,962	7,130
Other	779	953	761	921
Total refinery production (bpd)	25,692	25,133	24,814	24,541
Refinery throughput (bpd):
Sweet crude oil	24,344	23,000	23,703	22,287
Other feedstocks and blendstocks	2,005	2,803	1,690	2,833
Total refinery throughput (bpd) (3)	26,349	25,803	25,393	25,120
Total sales volume (bpd) (2)	35,977	34,911	34,069	33,129
Per barrel of throughput:
Refinery gross margin (1) (4)	$24.26	$31.95	$25.46	$26.89
Direct operating expenses (5)	10.41	7.98	10.25	8.27

(1)
Cost of products sold for the combined refining segment includes the net realized and net non-cash unrealized hedging activity shown in the table below. The hedging gains and losses are also included in the combined gross profit and refinery gross margin but are not included in those measures for the individual refineries.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(Unaudited)
	(In thousands)
Realized hedging gain (loss), net	$18,329	$(22,809)	$(10,489)	$(37,771)
Unrealized hedging gain (loss), net	59,691	59,582	57,968	(158,407)
Total hedging gain (loss), net	$78,020	$36,773	$47,479	$(196,178)

(2)
Sales volume includes sales of refined products sourced primarily from our refinery production as well as refined products purchased from third parties. We purchase additional refined products from third parties to supplement supply to our customers. These products are similar to the products that we currently manufacture and represented 13.1% and 15.3% of our total consolidated sales volumes for the three and six months ended June 30, 2013, respectively. The majority of the purchased refined products are distributed through our wholesale refined product sales activities in the Mid-Atlantic region where we satisfy our refined product customer sales requirements through a third-party supply agreement.

(3)	Total refinery throughput includes crude oil and other feedstocks and blendstocks.

(4)
Refinery gross margin is a per barrel measurement calculated by dividing the difference between net sales and cost of products sold by our refineries’ total throughput volumes for the respective periods presented. Net realized and net non-cash unrealized economic hedging gains and losses included in the combined refining segment gross margin are not allocated to the individual refineries. Cost of products sold does not include any depreciation or amortization. Refinery gross margin is a non-GAAP performance measure that we believe is important to investors in evaluating our refinery performance as a general indication of the amount above our cost of products that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of products sold) can be reconciled directly to our statement of operations. Our calculation of refinery gross margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

The following table reconciles combined gross profit for all refineries to combined gross margin for all refineries for the periods presented:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(Unaudited)
	(In thousands, except per barrel data)
Net sales (including intersegment sales)	$2,001,482	$2,171,574	$3,777,568	$4,315,211
Cost of products sold (exclusive of depreciation and amortization)	1,622,728	1,674,490	3,064,880	3,768,035
Depreciation and amortization	22,511	18,652	42,765	37,351
Gross profit	356,243	478,432	669,923	509,825
Plus depreciation and amortization	22,511	18,652	42,765	37,351
Refinery gross margin	$378,754	$497,084	$712,688	$547,176
Refinery gross margin per refinery throughput barrel	$25.69	$34.58	$27.67	$19.86
Gross profit per refinery throughput barrel	$24.17	$33.28	$26.01	$18.50

(5)
Refinery direct operating expenses per throughput barrel is calculated by dividing direct operating expenses by total throughput volumes for the respective periods presented. Direct operating expenses do not include any depreciation or amortization.

Wholesale Segment

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(In thousands, except per gallon data)
Statement of Operations Data (Unaudited)
Net sales (including intersegment sales)	$1,242,331	$1,244,022	$2,376,048	$2,436,086
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	1,212,326	1,207,351	2,317,350	2,373,882
Direct operating expenses (exclusive of depreciation and amortization)	16,724	16,778	32,788	35,100
Selling, general, and administrative expenses	3,120	2,809	6,025	5,124
Gain on disposal of assets, net	—	—	—	(509)
Depreciation and amortization	1,000	950	1,965	1,904
Total operating costs and expenses	1,233,170	1,227,888	2,358,128	2,415,501
Operating income	$9,161	$16,134	$17,920	$20,585
Operating Data
Fuel gallons sold	402,696	386,146	758,329	753,374
Fuel gallons sold to retail (included in fuel gallons sold)	64,330	59,673	125,758	116,377
Average fuel sales price per gallon	$3.21	$3.35	3.26	$3.36
Average fuel cost per gallon	3.15	3.27	3.20	3.30
Fuel margin per gallon (1)	0.07	0.09	0.07	0.07

Lubricant gallons sold	3,053	2,862	5,953	5,716
Average lubricant sales price per gallon	$11.18	$11.24	$11.09	$11.18
Average lubricant cost per gallon	9.87	10.09	9.89	10.06
Lubricant margin (2)	11.7%	10.2%	10.8%	10.0%

Realized hedging loss	$—	$23,202	$—	$2,405
Unrealized hedging loss	—	—	—	—

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(Unaudited)
	(In thousands, except per gallon data)
Net Sales
Fuel sales	$1,292,740	$1,293,362	$2,468,777	$2,531,752
Excise taxes included in fuel sales	(93,533)	(89,830)	(176,770)	(177,073)
Lubricant sales	34,124	32,161	66,017	63,887
Other sales	9,000	8,329	18,024	17,520
Net sales	$1,242,331	$1,244,022	$2,376,048	$2,436,086
Cost of Products Sold
Fuel cost of products sold	$1,270,271	$1,264,538	$2,423,628	$2,485,233
Excise taxes included in fuel cost of products sold	(93,533)	(89,830)	(176,770)	(177,073)
Lubricant cost of products sold	30,118	28,881	58,861	57,480
Other cost of products sold	5,470	3,762	11,631	8,242
Cost of products sold	$1,212,326	$1,207,351	$2,317,350	$2,373,882
Fuel margin per gallon (1)	$0.07	$0.09	$0.07	$0.07

(1)
Wholesale fuel margin per gallon is a function of the difference between wholesale fuel sales and cost of fuel sales divided by the number of total gallons sold less gallons sold to our retail segment. Fuel margin per gallon is a measure frequently used in the petroleum products wholesale industry to measure operating results related to fuel sales.

(2)
Lubricant margin is a measurement calculated by dividing the difference between lubricant sales and lubricant cost of products sold by lubricant sales. Lubricant margin is a measure frequently used in the petroleum products wholesale industry to measure operating results related to lubricant sales.

Retail Segment

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(In thousands, except per gallon data)
Statement of Operations Data (Unaudited)
Net sales (including intersegment sales)	$316,920	$310,426	$602,473	$586,339
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	279,514	272,755	536,528	520,007
Direct operating expenses (exclusive of depreciation and amortization)	26,885	25,197	52,939	48,923
Selling, general, and administrative expenses	1,964	1,969	3,931	3,909
Depreciation and amortization	2,685	2,605	5,357	5,122
Total operating costs and expenses	311,048	302,526	598,755	577,961
Operating income	$5,872	$7,900	$3,718	$8,378
Operating Data
Fuel gallons sold	76,669	70,953	149,551	138,525
Average fuel sales price per gallon	$3.51	$3.74	$3.44	$3.62
Average fuel cost per gallon	3.31	3.51	3.27	3.42
Fuel margin per gallon (1)	0.20	0.23	0.17	0.20

Merchandise sales	$66,126	$62,947	$123,952	$119,486
Merchandise margin (2)	28.9%	30.3%	28.6%	29.4%
Operating retail outlets at period end			222	222

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(Unaudited)
	(In thousands, except per gallon data)
Net Sales
Fuel sales	$269,094	$265,672	$515,192	$501,277
Excise taxes included in fuel sales	(29,789)	(27,014)	(58,412)	(53,503)
Merchandise sales	66,126	62,947	123,952	119,486
Other sales	11,489	8,821	21,741	19,079
Net sales	$316,920	$310,426	$602,473	$586,339
Cost of Products Sold
Fuel cost of products sold	$253,417	$249,181	$489,542	$474,229
Excise taxes included in fuel cost of products sold	(29,789)	(27,014)	(58,412)	(53,503)
Merchandise cost of products sold	47,046	43,851	88,503	84,335
Other cost of products sold	8,840	6,737	16,895	14,946
Cost of products sold	$279,514	$272,755	$536,528	$520,007
Fuel margin per gallon (1)	$0.20	$0.23	$0.17	$0.20

(1)
Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and cost of fuel sales for our retail segment by the number of gallons sold. Fuel margin per gallon is a measure frequently used in the convenience store industry to measure operating results related to fuel sales.

(2)
Merchandise margin is a measurement calculated by dividing the difference between merchandise sales and merchandise cost of products sold by merchandise sales. Merchandise margin is a measure frequently used in the convenience store industry to measure operating results related to merchandise sales.

Reconciliation of Special Items
We present certain additional financial measures below and elsewhere in this press release that are non-GAAP measures within the meaning of Regulation G under the Securities Exchange Act of 1934.
We present these non-GAAP measures to provide investors with additional information to analyze our performance from period to period. We believe it is useful for investors to understand our financial performance excluding these special items so that investors can see the operating trends underlying our business. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that we report in accordance with GAAP. These non-GAAP measures reflect subjective determinations by management, and may differ from similarly titled non-GAAP measures presented by other companies.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(Unaudited)
	(In thousands, except per share data)
Reported diluted earnings per share	$1.46	$2.19	$2.26	$1.75
Income before income taxes	$232,011	$369,617	$363,841	$285,468
Unrealized loss (gain) on commodity hedging transactions	(59,691)	(59,582)	(57,968)	158,407
Loss on extinguishment of debt	24,719	7,654	46,766	7,654
Earnings before income taxes excluding special items	197,039	317,689	352,639	451,529
Recomputed income taxes after special items	(70,284)	(112,684)	(126,844)	(158,893)
Net income excluding special items	$126,755	$205,005	$225,795	$292,636
Diluted earnings per share excluding special items	$1.25	$1.89	$2.19	$2.73